As filed with the Securities and Exchange Commission on November 27, 2002
                                                    Registration No. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                       Pacific Sunwear of California, Inc.
             (Exact Name of Registrant as Specified in Its Charter)
                               -------------------

                California                                      95-3759463
      (State or Other Jurisdiction of                        (I.R.S. Employer
      Incorporation or Organization)                        Identification No.)

                            3540 East Miraloma Avenue
                            Anaheim, California 92806
          (Address, Including Zip Code, of Principal Executive Offices)
                              -------------------

                       Pacific Sunwear of California, Inc.
                              1999 Stock Award Plan
                            (Full Title of the Plan)
                              -------------------

                     Greg H. Weaver, Chief Executive Officer
                       Pacific Sunwear of California, Inc.
                            3540 East Miraloma Avenue
                            Anaheim, California 92806
                                 (714) 414-4000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                                    COPY TO:

                               J. Jay Herron, Esq.
                              O'Melveny & Myers LLP
                             114 Pacifica, Suite 100
                          Irvine, California 92618-3318
                               -------------------

                         CALCULATION OF REGISTRATION FEE
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                                  Proposed     Proposed
 Title Of                         Maximum      Maximum
 Securities        Amount         Offering     Aggregate           Amount Of
 To Be             To Be          Price        Offering            Registration
 Registered        Registered     Per Unit     Price               Fee
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 Common Stock      2,000,000(1)   $25.27(2)    $50,540,000(2)      $4,650(2)
 par value         shares
 $.01 per
 share
--------------------------------------------------------------------------------

    (1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Pacific Sunwear of California, Inc. 1999 Stock Award Plan, as amended (the "Plan") may become subject to the Plan.

    (2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on November 25, 2002, as reported on the Nasdaq National Market System.

          The Exhibit Index for this Registration Statement is at page 6.


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                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


        The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


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                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents of Pacific Sunwear of California, Inc. (the "Company") filed with the Commission are incorporated herein by reference:

            (a) The Company's Annual Report on Form 10-K for the Company's fiscal year ended February 2, 2002, filed with the Commission on March 29, 2002;

            (b) The Company's Quarterly Reports on Forms 10-Q for the Company's quarterly periods ended August 3, 2002 and May 4, 2002, filed with the Commission on September 11, 2002 and May 28, 2002, respectively;

            (c) The Company's Current Report on Form 8-K filed with the Commission on February 14, 2002;

            (d) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on February 24, 1993, and any amendment or report filed for the purpose of updating such description; and

            (e) The Company's Registration Statement on Form S-8 relating to the Plan, filed with the Commission on September 3, 1999 (SEC File No. 333-86595).

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 8.     EXHIBITS

            See the attached Exhibit Index on page 6.


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on November 25, 2002.



                                    By:  /s/ Greg H. Weaver
                                         ______________________________
                                         Greg H. Weaver,
                                         Chairman of the Board and
                                         Chief Executive Officer




                                POWER OF ATTORNEY

            Each person whose signature appears below constitutes and appoints Greg H. Weaver and Carl W. Womack, and each of them, acting individually and without the other, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                        Title                    Date


/s/ Greg H. Weaver             Chairman of the Board and    November 25, 2002
________________________       Chief Executive Officer
Greg H. Weaver                 (Principal Executive
                               Officer)



/s/ Carl W. Womack             Senior Vice President,       November 21, 2002
________________________       Chief Financial Officer
Carl W. Womack                 and Secretary (Principal
                               Financial and Accounting
                                    Officer)


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/s/ PEARSON C. CUMMIN III      Director                     November 27, 2002
Pearson C. Cummin III


/s/ PETER L. HARRIS            Director                     November 27, 2002
Peter L. Harris


/s/ JULIUS JENSEN III          Director                     November 27, 2002
Julius Jensen III


______________________         Director
Sally Frame Kasaks



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                                  EXHIBIT INDEX


EXHIBIT
NUMBER              DESCRIPTION OF EXHIBIT


4. Pacific Sunwear of California, Inc. 1999 Stock Award Plan (Composite Plan Document Reflecting June 8, 1999 Stock Split and Amendment 2001-I). (Filed as an exhibit to the Company's Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on April 20, 2001 (SEC File No. 000-21296)
            and incorporated herein by this reference.)

5.          Opinion of O'Melveny & Myers LLP (opinion re legality).

23.1        Consent of Deloitte & Touche LLP (consent of independent auditors).

23.2        Consent of Counsel (included in Exhibit 5).

24. Power of Attorney (included in this Registration Statement under "Signatures").